UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Vitesse Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter is first being mailed on or about December 16, 2009 to certain holders of Vitesse Semiconductor Corporation common stock as of the record date for the upcoming special meeting of stockholders.

[VITESSE LOGO]	741 Calle Plano, Camarillo, CA 93012

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY TODAY

December 15, 2009

Dear Fellow Stockholders:

We have previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of Vitesse Semiconductor Corporation to be held on January 7, 2010.    This Special Meeting has been called for stockholders to consider and vote on, among other things, a crucial proposal to increase the number of authorized shares of our common stock. This increase is needed to complete our previously announced debt restructuring. As of the date of this mailing, we have not received your vote on the proposals to be considered at the Special Meeting.  If you do not vote your shares it will have the same effect as a vote “against” the increase of the number of authorized shares of common stock.

WE NEED YOUR VOTE TO APPROVE THIS PROPOSAL. IF THE MAJORITY OF OUR STOCKHOLDERS DO NOT VOTE IN FAVOR OF THIS PROPOSAL, VITESSE’S PROFITABILITY WILL BE MATERIALLY IMPACTED AND VITESSE MAY EVENTUALLY BE FORCED TO FILE FOR BANKRUPTCY UNDER CHAPTER 11, PUTTING ALL STOCKHOLDER VALUE AT RISK OF BEING LOST.

Please submit your proxy in this important matter as promptly as possible by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided. Internet and telephone voting are also available for beneficial owners of shares.  Please refer to your voting instruction form for instructions.

THE BOARD OF DIRECTORS OF VITESSE RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND VITESSE’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

Thank you for your cooperation and continued support.

Sincerely,

/s/ RICHARD C. YONKER
Richard C. Yonker
Chief Financial Officer

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help Vitesse save additional solicitation costs by marking, signing, dating and returning your proxy card or voting instruction form today.  Internet and telephone voting are also available for beneficial owners of shares.  Please refer to your voting instruction form for instructions.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Vitesse, toll-free at 1-800-848-2998.